Exhibit 99.01
      Laureate Education, Inc. Reports Record Fourth Quarter and
                        Year End 2005 Results;
                Company Raises 2006 Financial Outlook;
       Achieves Record Enrollment of 217,000 Students Worldwide

    BALTIMORE--(BUSINESS WIRE)--Feb. 27, 2006--Laureate Education,
Inc. (NASDAQ: LAUR), the world's leading international provider of higher education, announced robust student enrollment and strong financial results for the quarter and year ended December 31, 2005.

    --  Full-year 2005 revenues increased 35% to $875.4 million, compared to $646.9 million in 2004. Fourth quarter 2005
        revenues increased 32% to $277.8 million, compared to $210.4 million in 2004.

    --  Total operating income for 2005 increased 42% to $130.4 million, compared to $91.5 million in 2004. Total operating income for the fourth quarter 2005 increased 47% to $70.5
        million, compared to $48.1 million in 2004.

    --  The Company reported earnings from continuing operations for the full-year and quarter ending December 31, 2005 of $1.65 and $0.91 per diluted share, respectively.

    --  The Company's campus-based institutions reported total student enrollment of 190,679 students at December 31, 2005, an
        increase of 41% over 2004.

    --  Laureate Online Education reported fourth quarter total student enrollment increased 27% to 26,750 students. Walden
        University, the centerpiece of Laureate Online Education,
        reported fourth quarter total student enrollment increased 41%
        to 20,493 students.

    --  In 2005, Laureate Education extended its international leadership by entering the higher education markets of Brazil,
        Honduras, and Cyprus. Additionally, the Company's university in Mexico opened a new campus in Torreon and acquired a campus in Hermosillo (UNO) during the year.

    --  Throughout 2005, Laureate expanded capacity at several campus locations in Europe and Latin America and launched new
        academic programs, including the UVM/Walden University
        dual-degree program, a masters degree program in nursing at
        Walden, new study abroad programs and programs for working adults.

    --  The Company increased full-year 2006 earnings outlook by $0.05 to between $2.05 and $2.15 per diluted share, excluding the impact of SFAS123(R).

    Douglas Becker, Chairman and Chief Executive Officer of Laureate
Education stated, "The implementation of Laureate's unique global strategy gained significant momentum in 2005. We extended our leadership by launching innovative academic programs, leveraging best management practices across our network, expanding capacity and entering new markets."
    Mr. Becker added, "I am proud that we achieved very ambitious operational and financial goals for 2005, while investing for future growth. This success positions us for an exciting 2006 and beyond --
where we expect continued growth and improved efficiencies."

    Financial Results

    Total revenues for the fourth quarter of 2005 were $277.8 million, an increase of 32% compared to total revenues of $210.4 million in the fourth quarter of 2004. Total operating income for the fourth quarter
2005 increased 47% to $70.5 million, versus operating income of $48.1 million in the fourth quarter of 2004. After-tax income from continuing operations for the fourth quarter of 2005 was $47.6 million or $0.91 per diluted share, compared to $47.2 million or $0.92 per diluted share for the same period of 2004. Excluding the after-tax gain on the divestment of UEM land and the impact from the early repayment of the K-12 seller note, the growth of after-tax income from continuing operations would have been 47%, from $0.62 in the fourth quarter of 2004 to $0.91 per diluted share for the same period of
2005.
    For the twelve-month period ended December 31, 2005, total revenues were $875.4 million, an increase of 35% compared to total revenues of $646.9 million in the same period of 2004. Total operating income for the twelve-month period increased 42% to $130.4 million, versus operating income of $91.5 million in the same period of 2004.
After-tax income from continuing operations for the twelve-month period ended December 31, 2005 was $85.7 million or $1.65 per diluted share, compared to $82.8 million or $1.69 per diluted share for the same period of 2004. Excluding the after-tax gain on the divestment of
UEM land and the net gain from the early repayment of the K-12 seller note, the growth of after-tax income from continuing operations would have been 29%, from $1.28 in 2004 to $1.65 per diluted share in 2005.
    During the second quarter of 2005, the Company recorded a loss of
$3.1 million on the disposal of WSI. The Company is restating that loss to be $10.5 million. The adjustment relates to a reversal of a deferred tax asset for this business. This is reflected in the loss from discontinued operations in the Company's results for the twelve months ended December 31, 2005. As a result of this change, the
Company is evaluating the impact on its assessment of internal controls relating to tax processes over non-core operations.
    Total cash and marketable securities at December 31, 2005 were approximately $110 million, while total corporate debt was
approximately $228 million.
    Effective January 1, 2006, Laureate Education proactively and preferentially adopted a consistent weekly revenue recognition policy across all traditional campus-based units. The adoption will have no material effect on the Company's full-year earnings or full-year 2006 financial outlook. However, the weekly revenue recognition policy will change the quarterly seasonality of the overall business. For comparison purposes, Laureate will provide historical 2004-2005 financials stated with the new revenue recognition method on the
Company's website and in an 8-K filing with the U.S. Securities and
Exchange Commission.
    Today, Laureate International Universities consists of 24
institutions of higher education in 15 countries, offering programs to
217,429 students through 51 campuses (compared to 42 campuses in 2004)
and online to students worldwide.
    Presentation materials for today's conference call with the financial community will be available to listeners through the investor relations section of the Company's website,
www.laureate-inc.com. The live webcast of Laureate's fourth quarter and year-end conference call will be broadcast at 10:00 a.m. eastern time today.

Revenue Growth - Organic and Acquisition
Three months ended December 31st
                                                       % Growth
                               Revenue            Amount      Constant
(In Thousands)            2005(4)     2004        in USD      Currency
                          ----        ----        ------      --------
  Central America(1)   $78,424     $62,171           26%         20%
  South America(2)      76,521      55,232           39%         25%
  Europe Region         52,121      52,354            0%         10%
  Online                53,505      40,657           32%         32%
                       -------     -------
Subtotal               260,571     210,414           24%

Acquisitions(3)         17,199          NA
                       -------     -------
Total                 $277,770    $210,414           32%
                       =======     =======

(1) Central America includes Mexico, Costa Rica and Panama.
(2) South America includes Chile, Ecuador and Peru.
(3) Includes revenues for acquired institutions from the respective dates of their acquisitions through the anniversary date.
(4) Excludes 2005 revenues prior to anniversary date of acquisition.

Revenue Growth - Organic and Acquisition
Twelve months ended December 31st
                                                       % Growth
                                Revenue           Amount      Constant
(In Thousands)            2005(4)       2004      in USD      Currency
                          ----          ----      ------      --------
  Central America(1)  $237,475      $193,471         23%           19%
  South America(2)     216,259       167,014         29%           18%
  Europe Region        157,252       151,312          4%            4%
  Online               181,474       135,134         34%           34%
                       -------       -------
Subtotal               792,460       646,931         22%

Acquisitions(3)         82,916            NA

Total                 $875,376      $646,931         35%
                       =======       =======

(1) Central America includes Mexico, Costa Rica and Panama.
(2) South America includes Chile, Ecuador and Peru.
(3) Includes revenues for acquired institutions from the respective dates of their acquisitions through the anniversary date.
(4) Excludes 2005 revenues prior to anniversary date of acquisition.

Student Enrollment
As of December 31st

New Student Enrollment(1)            2005          2004       % Change
                                     ----          ----       --------
  Central America                  33,389        27,541            21%
  South America                    29,546        22,927            29%
  Europe Region                     6,804         5,001            36%
                                   ------        ------
New Campus Based                   69,739        55,469            26%

  New Student Enrollment
   at Acquired Schools(3)           2,897            --
                                   -------      -------
Subtotal                           72,636        55,469            31%

Online                             19,365        14,147           37%

New Student Enrollment
 with Acquisitions                 92,001        69,616            32%
                                   ======        ======

Total Student Enrollment(2)          2005          2004
                                     ----          ----
  Central America                  73,763        63,639            16%
  South America                    67,157        56,319            19%
  Europe Region                    16,119        15,210             6%
                                  -------       -------
Total Campus Based                157,039       135,168            16%

  Total Student Enrollment
   at Acquired Schools(3)          33,640            --
                                  -------       -------
Subtotal                          190,679       135,168            41%

Online                             26,750        20,988            27%

Total Student Enrollment
 with Acquisitions                217,429       156,156            39%
                                  =======       =======

(1) New Student Enrollment is YTD.
(2) Total Student Enrollment is census as of December 31st.
(3) Acquisitions (less than 1 year) include the following: UNO
    (Mexico), UNITEC (Honduras), Cyprus College and Anhembi Morumbi
    (Brazil).

    Financial Outlook

    The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

    First Quarter 2006:

    --  For its campus-based and online businesses, Laureate Education anticipates total revenue of $215 to $235 million for the
        first quarter 2006.

    --  The Company anticipates Campus-Based revenue of $165 to $180 million for the first quarter 2006, with operating margins between 3% and 4%. Latin America revenue is expected to be between $110 and $120 million with operating margins of (2%)
        to (3%). Europe revenue is expected to be between $55 and $60 million with operating margins of 21% to 22%. Campus-based general and administrative expenses are expected to be
        approximately $4.0 million.

    --  The Company anticipates Online revenue of $50 to $55 million for the first quarter 2006, with operating margins between 7%
        and 8%.

    --  General and administrative expenses are expected to be approximately $9 million in the first quarter 2006.

    --  The Company currently believes that it will achieve a loss of
        ($0.01) to ($0.03) per diluted share (excluding the impact of
        SFAS123R) for the first quarter 2006, the Company's seasonally weakest quarter. The Company's first quarter seasonality is slightly more pronounced due to the voluntary adoption of a weekly revenue recognition policy across all business units.

    --  Fully-diluted weighted average shares outstanding is expected to be approximately 52.3 million for the quarter ending March
        31, 2006.

    Full-Year 2006:

    --  For its campus-based and online businesses, Laureate Education anticipates total revenue of $1,080 to $1,150 million for the full-year 2006.

    --  The Company anticipates Campus-Based revenue of $845 to $900 million in 2006, with operating margins between 19% and 20%.
        Latin America expects revenue of $645 to $690 million with operating margins of 22% to 24%. Europe expects revenue of
        $200 to $210 million with operating margins of 14% to 15%.
        Campus-based general and administrative expenses are expected to be $15 to $17 million.

    --  The Company anticipates Online revenue of $235 to $250 million in 2006, with operating margins between 17% and 18%.

    --  General and administrative expenses are expected to be $38 to
        $42 million in 2006.

    --  Laureate Education increased its full-year 2006 earnings outlook by $0.05 to between $2.05 and $2.15 per diluted share, excluding the impact of SFAS123(R). Stock option expense for the full-year 2006 is expected to be between $0.10 and $0.12 per diluted share.

    --  Fully-diluted weighted average shares outstanding is expected to be approximately 53.6 million for the year ending December
        31, 2006.

    About Laureate Education, Inc.

    Laureate Education, Inc. (NASDAQ: LAUR) is focused exclusively on providing a superior university experience to over 217,000 students through the leading global network of accredited campus-based and online universities. Addressing the rapidly growing global demand for higher education, Laureate offers a broad range of career-oriented undergraduate and graduate programs through campus-based universities located in Latin America, Europe, and Asia. Through online
universities, Laureate offers the growing population of
non-traditional, working-adult students the convenience and
flexibility of distance learning to pursue undergraduate, master's and doctorate degree programs in major career fields including
engineering, education, business, and healthcare. For more
information, please visit our website, www.laureate-inc.com.

    Forward Looking Statements

    This release includes information that could constitute
forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties.
Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the
Company's actual results could differ materially from those described in the forward-looking statements.
    The following factors might cause such a difference:

    --  The Company's operations can be materially affected by competition in its target markets and by overall market
        conditions, among other factors.

    --  The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

    Additional information regarding these risk factors and
uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website. (To access this information on our website,
www.laureate-inc.com, please click on "Investor Relations", "SEC
Filings")

Laureate Education, Inc. & Subsidiaries
Consolidated Statements of Operations
(Amounts in thousands, except per share data)

                                  Three Months Ended December 31,
                             -----------------------------------------
                               2005      2004    $ Variance % Variance
                             -----------------------------------------
Revenues
   Central America (a)        $85,626   $62,171    $23,455         38%
   South America (b)           82,822    55,232     27,590         50%
                             --------- --------- ---------- ----------
  Campus Based - Latin
   America                    168,448   117,403     51,045         43%

   Mediterranean Region (c)    29,063    28,013      1,050          4%
   Hospitality                 13,390    13,539       (149)        -1%
   France                      13,364    10,802      2,562         24%
                             --------- --------- ---------- ----------
  Campus Based - Europe        55,817    52,354      3,463          7%

                             --------- --------- ---------- ----------
  Campus Based Total          224,265   169,757     54,508         32%
                             --------- --------- ---------- ----------

  Laureate Online Education    53,505    40,657     12,848         32%

                             --------- --------- ---------- ----------
Total revenues                277,770   210,414     67,356         32%
                             --------- --------- ---------- ----------

  Core operating expenses     198,844   155,305     43,539         28%
  Non-cash stock compensation
   expense                      2,059     1,832        227         12%
  General and administrative
   expenses                     6,386     5,210      1,176         23%

                             --------- --------- ---------- ----------
Total operating expenses      207,289   162,347     44,942         28%
                             --------- --------- ---------- ----------

Operating income               70,481    48,067     22,414         47%

Non-operating items
  Interest and other
   income(d)                    3,224     7,674     (4,450)       -58%
  Interest expense             (2,753)   (2,450)      (303)       -12%
  Foreign exchange loss          (726)     (510)      (216)       -42%
                             --------- --------- ---------- ----------
Total non-operating items        (255)    4,714     (4,969)       N/A
                             --------- --------- ---------- ----------

Income from continuing
 operations before minority
 interest, equity in net
 income (loss) of affiliates,
 and income taxes              70,226    52,781     17,445         33%

Minority interest in income
 of consolidated
 subsidiaries, net of income
 tax                          (11,239)   (8,426)    (2,813)       -33%
Equity in net loss of
 affiliates, net of income
 tax                             (165)     (315)       150         48%
Income tax (expense) benefit  (11,261)    3,113    (14,374)       N/A
                             --------- --------- ---------- ----------
Income from continuing
 operations                    47,561    47,153        408          1%

(Loss) income from
 discontinued operations, net
 of income tax (e)             (2,745)     (578)       451         78%
Gain (loss) on disposal of
 discontinued operations, net
 of income tax (g)              1,547   (13,324)    12,253         92%
                             --------- --------- ---------- ----------
Net Income                    $46,363   $33,251    $13,112         39%
                             ========= ========= ========== ==========

  Weighted average shares
   (basic)                     49,881    48,624
  Weighted average shares
   (diluted)                   52,267    51,310
  EPS-Net Income (basic)        $0.93     $0.68
  EPS-Net Income (diluted)      $0.89     $0.65
  EPS-Income from continuing
   operations (basic)           $0.95     $0.97
  EPS-Income from continuing
   operations (diluted)         $0.91     $0.92

Reconciliation - Pro Forma
 Income from Continuing
 Operations (f)
-----------------------------
Income from continuing
 operations before income
 taxes                                  $44,040
   Impact from early
    repayment of Educate Inc.
    note receivable                       2,183
   Gain on UEM Land                      (5,169)
                                       ---------
  Subtotal                              $41,054
   Pro Forma tax expense                 (9,023)
                                       ---------
Pro Forma income from
 continuing operations                  $32,031
                                       ---------
  Pro Forma weighted average
   shares (diluted)                      51,310
  EPS - Pro Forma income from
   continuing operations
   (diluted)                              $0.62

  Segment operating profit
   (loss):
      Campus Based - Latin
       America                $54,257   $35,046    $19,211         55%
      Campus Based - Europe    14,493    13,327      1,166          9%
      Campus Based - Overhead  (4,405)   (4,094)      (311)        -8%
                             --------- --------- ---------- ----------
      Campus Based - Total    $64,345   $44,279    $20,066         45%
                             --------- --------- ---------- ----------

   Laureate Online            $14,581   $10,830     $3,751         35%
                             --------- --------- ---------- ----------

a) Central America includes Mexico, Costa Rica, Panama and Honduras.

b) South America includes Chile, Brazil, Ecuador and Peru.

c) The Mediterranean region includes Spain and Cyprus

d) For the three months ended December 31, 2004, includes acceleration of original issue discount triggered by the early repayment of the
   K-12 seller note and the gain on the divestment of land at UEM.

e) The 2005 and 2004 operating results present the K-12 (including
   UK/France), WSI and India business units as discontinued
   operations.

f) The pro forma measures used in this press release are non-generally acceptable accounting principle ("GAAP") financial measures. Non-
   GAAP should not be considered as a substitute for, or superior to, measures financial measures of financial performance prepared in accordance with GAAP. The Company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the
   Company's historical operating results. In addition, the Company has historically reported similar non-GAAP financial measures to investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial results attached to this press release.

g) The Company is restating in the second quarter of 2005 to reflect the change in income tax expense of $7.4 million related to a reversal of a deferred tax asset of WSI. As a result, the Company is evaluating the impact on our assessment of internal controls relating to tax processes over non-core operations.

                                      Year Ended December 31,
                             -----------------------------------------
                               2005      2004    $ Variance % Variance
                             --------- --------- ---------- ----------
Revenues
   Central America (a)       $263,996  $193,471    $70,525         36%
   South America (b)          243,264   167,014     76,250         46%
                             --------- --------- ---------- ----------
  Campus Based - Latin
   America                    507,260   360,485    146,775         41%

    Mediterranean Region (c)   87,483    82,532      4,951          6%
    Hospitality                53,393    51,557      1,836          4%
    France                     42,885    17,223     25,662        149%
                             --------- --------- ---------- ----------
  Campus Based - Europe       183,761   151,312     32,449         21%

                             --------- --------- ---------- ----------
  Campus Based Total          691,021   511,797    179,224         35%
                             --------- --------- ---------- ----------

  Laureate Online Education   184,355   135,134     49,221         36%

                             --------- --------- ---------- ----------
Total revenues                875,376   646,931    228,445         35%
                             --------- --------- ---------- ----------

  Core operating expenses     714,906   528,307    186,599         35%
  Non-cash stock compensation
   expense                      4,588     5,718     (1,130)       -20%
  General and administrative
   expenses                    25,460    21,380      4,080         19%

                             --------- --------- ---------- ----------
Total operating expenses      744,954   555,405    189,549         34%
                             --------- --------- ---------- ----------

Operating income              130,422    91,526     38,896         42%

Non-operating items
  Interest and other
   income(d)                   11,789    28,179    (16,390)       -58%
  Interest expense            (10,440)   (7,670)    (2,770)       -36%
  Foreign exchange loss        (1,503)     (956)      (547)       -57%
                             --------- --------- ---------- ----------
Total non-operating items        (154)   19,553    (19,707)       N/A
                             --------- --------- ---------- ----------

Income from continuing
 operations before minority
 interest, equity in net
 income (loss) of affiliates,
 and income taxes             130,268   111,079     19,189         17%
Minority interest in income
 of consolidated
 subsidiaries, net of income
 tax                          (24,320)  (21,158)    (3,162)       -15%
Equity in net loss of
 affiliates, net of income
 tax                             (535)     (323)      (212)       -66%
Income tax (expense) benefit  (19,667)   (6,798)   (12,869)      -189%
                             --------- --------- ---------- ----------
Income from continuing
 operations                    85,746    82,800      2,946          4%

(Loss) income from                                             LT-200%
 discontinued operations, net
 of income tax (e)             (2,359)   (6,465)     6,724
Gain (loss) on disposal of
 discontinued operations, net
 of income tax (g)             (8,204)  (13,324)     2,502         19%
                             --------- --------- ---------- ----------
Net Income                    $75,183   $63,011    $12,172         19%
                             ========= ========= ========== ==========

  Weighted average shares
   (basic)                     49,625    46,356
  Weighted average shares
   (diluted)                   52,028    49,016
  EPS-Net Income (basic)        $1.52     $1.36
  EPS-Net Income (diluted)      $1.45     $1.29
  EPS-Income from continuing
   operations (basic)           $1.73     $1.79
  EPS-Income from continuing
   operations (diluted)         $1.65     $1.69

Reconciliation - Pro Forma
 Income from Continuing
 Operations (f)
-----------------------------
Income from continuing
 operations before income
 taxes                                  $89,598
   Impact from early
    repayment of Educate Inc.
    note receivable                      (6,014)
   Gain on UEM Land                      (5,169)
                                       ---------
  Subtotal                              $78,415
   Pro Forma tax expense                (15,655)
                                       ---------
Pro Forma income from
 continuing operations                  $62,760
                                       ---------
  Pro Forma weighted average
   shares (diluted)                      49,016
  EPS - Pro Forma income from
   continuing operations
   (diluted)                              $1.28

  Segment operating profit
   (loss):
      Campus Based - Latin
       America               $124,232   $85,458    $38,774         45%
      Campus Based - Europe    23,532    24,063       (531)        -2%
      Campus Based - Overhead (15,528)  (12,040)    (3,488)       -29%
                             --------- --------- ---------- ----------
      Campus Based - Total   $132,236   $97,481    $34,755         36%
                             --------- --------- ---------- ----------

   Laureate Online            $28,234   $21,143     $7,091         34%
                             --------- --------- ---------- ----------

a) Central America includes Mexico, Costa Rica, Panama and Honduras.

b) South America includes Chile, Brazil, Ecuador and Peru.

c) The Mediterranean region includes Spain and Cyprus

d) For the twelve months ended December 31, 2004, includes
   acceleration of original issue discount triggered by the early repayment of the K-12 seller note and the gain on the divestment of land at UEM.

e) The 2005 and 2004 operating results present the K-12 (including
   UK/France), WSI and India business units as discontinued
   operations.

f) The pro forma measures used in this press release are non-generally acceptable accounting principle ("GAAP") financial measures. Non-
   GAAP should not be considered as a substitute for, or superior to, measures financial measures of financial performance prepared in accordance with GAAP. The Company's management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the
   Company's historical operating results. In addition, the Company has historically reported similar non-GAAP financial measures to investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial results attached to this press release.

g) The Company is restating in the second quarter of 2005 to reflect the change in income tax expense of $7.4 million related to a reversal of a deferred tax asset of WSI. As a result, the Company is evaluating the impact on our assessment of internal controls relating to tax processes over non-core operations.

LT = Less Than

    CONTACT: Laureate Education
             Rosemarie Mecca, 410-843-8070
             or
             Investor Relations:
             Chris Symanoskie, 410-843-6394